UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Varian, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE AND PROXY STATEMENT
FOR THE 2004
ANNUAL MEETING OF STOCKHOLDERS

VARIAN, INC.

3120 Hansen Way
Palo Alto, California 94304-1030
(650) 213-8000
www.varianinc.com

VARIAN, INC.

3120 Hansen Way
Palo Alto, California 94304-1030
(650) 213-8000

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 4, 2004

Date, Time and Location

You are cordially invited to the Annual Meeting of Stockholders of Varian, Inc. to be held on Wednesday, February 4, 2004, at 6:00 p.m., local time, at the Company’s principal executive offices, 3120 Hansen Way, Palo Alto, California.

Agenda

The agenda for the Annual Meeting is as follows:

•	To elect two Class II directors for three-year terms;

•	To vote on approval of the amended and restated Varian, Inc. Management Incentive Plan; and

•	To transact any other business that may be properly brought before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Record Date

The record date for the Annual Meeting was December 12, 2003. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. A list of these stockholders will be available at the Company’s principal executive offices, 3120 Hansen Way, Palo Alto, California 94304-1030, for a period of ten days before the Annual Meeting.

Voting

It is important that you vote or grant your proxy to vote at the Annual Meeting. Therefore, whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy and mail it promptly in the accompanying return envelope. You may revoke your proxy at any time before it is voted, and you may vote in person at the Annual Meeting even if you have returned a proxy. These and other voting procedures are explained in the following Proxy Statement.

By Order of the Board of Directors

                       A.W. Homan
                          Secretary

December 23, 2003
Palo Alto, California

Varian, Inc.

3120 Hansen Way
Palo Alto, California 94304-1030
(650) 213-8000

PROXY STATEMENT

INFORMATION REGARDING VOTING AND SOLICITATION OF PROXIES

General

This Proxy Statement is being furnished to you as a stockholder of Varian, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Annual Meeting of Stockholders to be held on February 4, 2004, at 6:00 p.m., local time, at the Company’s principal executive offices at 3120 Hansen Way, Palo Alto, California, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. You may grant your proxy by signing, dating and returning the enclosed proxy in the pre-addressed, postage-paid return envelope.

The first item on the agenda for the Annual Meeting is to elect two Class II directors to the Board of Directors. The second item on the agenda is to vote on approval of the amended and restated Varian, Inc. Management Incentive Plan. These matters are described in more detail below.

The Board of Directors does not know of any other matter to be brought before the Annual Meeting. If any other matter does properly come before the Annual Meeting, the Board intends that the persons named in the enclosed form of proxy will vote on such matter in accordance with their judgment.

This Proxy Statement and the accompanying form of proxy will be first sent on or about December 23, 2003 to stockholders entitled to vote at the Annual Meeting.

Voting

The Company’s common stock is the only type of security issued and only holders of common stock are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. Only stockholders of record at the close of business on December 12, 2003 are entitled to notice of and to vote at the Annual Meeting. As of that record date, there were 34,654,709 shares of the Company’s common stock outstanding.

The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock is necessary to constitute a quorum permitting action to be taken at the Annual Meeting. Abstentions and broker non-votes are counted as present at the Annual Meeting for the purpose of determining the presence of a quorum.

The affirmative vote of a plurality of the shares of the Company’s common stock present or represented by proxy at the Annual Meeting is required to elect the Class II directors. This means that John G. McDonald and Wayne R. Moon, the Board of Directors’ nominees to serve as the Class II directors, must receive the highest numbers of votes cast in order to be elected as the Class II directors. Therefore, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no effect on the election of the Class II directors.

The affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy at the Annual Meeting is required to approve the amended and restated Management Incentive Plan.

Your shares will be voted in accordance with your instructions set forth on the proxy that you sign and return.

Under the rules of the National Association of Securities Dealers, brokers holding shares for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients (other than for proposals relating to equity compensation plans) may generally vote their clients’ proxies in their own discretion. Therefore, if your proxy provides no instructions with respect to voting on the Class II directors, your proxy will be voted FOR the election of John G. McDonald and Wayne R. Moon as the Class II directors.

Under new regulations of the New York Stock Exchange (“NYSE”) that became effective on June 30, 2003, brokers who are NYSE member organizations are prohibited from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. The amended and restated Management Incentive Plan for which approval is sought in Proposal Two permits certain awards to be made in shares of the Company’s Common Stock in lieu of cash. Therefore, if your shares are held through a broker who is a NYSE member organization, those shares will only be voted FOR approval of the amended and restated Management Incentive Plan if you have provided specific voting instructions to your broker or you vote your shares in favor of that proposal.

Even if you sign and return your proxy, you may revoke or change your proxy at any time prior to the Annual Meeting. You may do this by sending to A. W. Homan, the Company’s Secretary (at the Company’s address set forth above), prior to the Annual Meeting, a written notice of revocation or a new proxy bearing a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company. Copies of solicitation materials will be furnished to banks, brokers, nominees and other fiduciaries and custodians to forward to beneficial owners of the Company’s common stock held in their names. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation materials. In addition to solicitations by mail, some of the Company’s directors, officers and other employees, without extra remuneration, might supplement this solicitation by letter, telephone or personal interview. The Company might also retain Georgeson Shareholder Communications Inc., 17 State Street, 28th Floor, New York, New York 10004, to assist with the solicitation of proxies from banks, brokers, nominees and other holders, for a fixed fee (not expected to exceed $7,500) plus reasonable out-of-pocket expenses (not expected to exceed $1,500), which fees and expenses will be paid by the Company.

Stockholder Proposals and Nominations

Any stockholder who wishes to submit a proposal to be voted on or to nominate a person for election to the Board of Directors at the Company’s annual meeting of stockholders in 2005, and who wishes to have that proposal or nomination set forth in the proxy statement and form of proxy prepared by the Company for that meeting, must notify the Company’s Secretary (at the Company’s address set forth above) no later than August 26, 2004. Any such notice of a proposal or nomination must include certain information about the proposal or nominee and about the stockholder submitting the proposal or nomination, as required by the Company’s By-Laws, and must also meet the requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.

Any stockholder who wishes to submit a proposal to be voted on or to nominate a person for election to the Board of Directors at the Company’s annual meeting of stockholders in 2005, and who is not seeking to have that proposal or nomination included in the proxy statement and form of proxy prepared by the Company for that meeting, must notify the Company’s Secretary (at the Company’s address set forth above) no earlier than September 24, 2004 and no later than October 24, 2004 (unless the date of the 2005 annual meeting is more than 30 days before or more than 60 days after February 4, 2005, in which case the notice of proposal must be received by the later of October 24, 2004 or the tenth day following the day the Company publicly announces the date of the 2005 annual meeting). The notice of a proposal or nomination must also include certain information about the proposal or nominee and about the stockholder submitting the proposal or nomination, as required by the Company’s By-Laws, and must also meet the requirements of applicable securities laws. Proposals or nominations not meeting these requirements will not be presented at the annual meeting.

For more information regarding stockholder proposals or nominations, you may request a copy of the By-Laws from the Company’s Secretary (at the Company’s address set forth above).

PROPOSAL ONE — ELECTION OF DIRECTORS

Board Structure and Nominees

The Board of Directors consists of six members1. Pursuant to the Company’s Restated Certificate of Incorporation, the Board is divided into three classes. Members of each class are elected for three-year terms and until their respective successors are duly elected and qualified, unless the director dies, resigns, retires, is disqualified or is removed.

The Class I directors are Richard U. De Schutter and Allen J. Lauer. Their terms of office will expire at the annual meeting of stockholders in 2006.

The Class II directors are John G. McDonald and Wayne R. Moon. Their terms of office will expire at the Annual Meeting.

The Class III directors are Conrad W. Hewitt and Elizabeth E. Tallett1. Their terms of office will expire at the annual meeting of stockholders in 2005.

The Board of Directors has nominated John G. McDonald and Wayne R. Moon for election as the Class II directors for terms expiring at the annual meeting of stockholders in 2007 and when their respective successors are elected and qualified. Mr. McDonald and Mr. Moon have stated their willingness to serve if elected, and the Company does not contemplate that either will be unable to serve. However, in the event that either subsequently declines or becomes unable to serve, proxies will be voted for such substitute nominee or nominees as shall be designated by the proxy holders in their discretion.

Business Experience of Directors and Nominees

Richard U. De Schutter is the former Executive Chairman, President and Chief Executive Officer of DuPont Pharmaceutical Company, a position he held from 2000 to 2001. He was Chief Administrative Officer and Vice Chairman of Monsanto Company (a life sciences company) from 1999 to 2000, and was Chairman, President and Chief Executive Officer of G. D. Searle & Company (a pharmaceutical company) from 1995 to 1999. Mr. De Schutter is a director of General Binding Corporation, Incyte Corporation and Smith & Nephew plc. He has been a director of the Company since 2001. Age: 63

Conrad W. Hewitt is the former Commissioner of the Department of Financial Institutions and Superintendant of Banking for the State of California, positions he held from 1997 to 1998 and 1995 to 1997, respectively. Until 1995, he was a managing partner with the international accounting firm Ernst & Young LLP, where he held various positions since 1962. Mr. Hewitt is a certified public accountant and a member of the American Institute of Certified Public Accountants. He is a director of North Bay Bancorp and Spectrum Organic Products, Inc. Mr. Hewitt has been a director of the Company since 2003. Age: 67

Allen J. Lauer is the Company’s Chief Executive Officer1 and Chairman of its Board of Directors, positions he has held since 1999 and 2002, respectively. He also served as the Company’s President from 1999 to 2002. From 1990 to 1999, Mr. Lauer was Executive Vice President of Varian Associates, Inc. (the Company’s predecessor) and was responsible for its Instruments business. He is a director of Immunicon Corporation and UNOVA Corporation. Mr. Lauer has been a director of the Company since 1999. Age: 66

John G. McDonald is The IBJ Professor of Finance at Stanford University’s Graduate School of Business, where he has served on the faculty since 1968. He is also a director of iStar Financial, Inc., Plum Creek Timber Company, Inc., Scholastic Corp. and eight mutual funds managed by Capital Research & Management Co. Mr. McDonald has been a director of the Company since 1999. Age: 66

(1)	On November 10, 2003, the Board of Directors appointed Garry W. Rogerson to succeed Allen J. Lauer as the Company’s Chief Executive Officer, effective December 31, 2003. The Board also appointed Mr. Rogerson to the Board of Directors, as a Class III director, also to be effective December 31, 2003.

     Wayne R. Moon is Executive Chairman of the Board of RelayHealth Corporation (a web-based health services company), a position he has held since 2002. From 1993 to 1999, he was Chairman of the Board and Chief Executive Officer of Blue Shield of California (a health care company). Mr. Moon is also a director of IntegraMed America, Inc. He has been a director of the Company since 1999. Age: 63

     Elizabeth E. Tallett is a Principal of Hunter Partners, LLC (which provides management services to developing life science companies), a position she has held since 2002. She was Chief Executive Officer of Marshall Pharmaceuticals, Inc. (a specialty pharmaceutical company) from 2000 to 2003, and was also President and Chief Executive Officer of Dioscor, Inc. (a biopharmaceutical company) from 1996 to 2003. Ms. Tallett was President and Chief Executive Officer of Ellard Pharmaceuticals, Inc. and Galenor Inc. (both biopharmaceutical companies) from 1997 to 2000 and 1999 to 2000, respectively. She is a director of Coventry Health Care, Inc., Immunicon Corporation, IntegraMed America, Inc., Principal Financial Group and Varian Semiconductor Equipment Associates, Inc. Ms. Tallett has been a director of the Company since 1999. Age: 54

Board Committees and Meetings

The Board of Directors has four standing committees: The Audit Committee; the Compensation Committee; the Nominating and Governance Committee; and the Stock Committee.

The Audit Committee is comprised of directors McDonald (Chairman), De Schutter, Hewitt, Moon and Tallett, each of whom qualifies as an independent director and meets the other requirements to serve on the Audit Committee under rules of the Nasdaq Stock Market. This Committee’s primary purpose is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. The Audit Committee held eight meetings during fiscal year 2003.

The Compensation Committee is comprised of directors Tallett (Chairman), De Schutter, Hewitt, McDonald and Moon, each of whom qualifies as an independent director under rules of the Nasdaq Stock Market, as a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934 and as an outside director under Section 162(m) of the Internal Revenue Code. This Committee’s primary responsibilities are to (1) consider and approve all compensation to be paid to and compensatory arrangements with the Company’s officers, and (2) administer the Company’s Omnibus Stock Plan, Management Incentive Plan, Employee Stock Purchase Plan and Supplemental Retirement Plan. The Compensation Committee held four meetings during fiscal year 2003.

The Nominating and Governance Committee is comprised of directors Moon (Chairman), De Schutter, Hewitt, McDonald and Tallett, each of whom qualifies as an independent director under rules of the Nasdaq Stock Market. This Committee’s primary responsibilities are to (1) make recommendations to the Board of Directors regarding composition of the Board and committees of the Board, (2) identify individuals qualified to become Board members, and recommend to the Board qualified individuals to be nominated for election or appointed to the Board, (3) recommend to the Board the compensation of directors who are not Company officers, (4) develop a succession plan for the Company’s Chief Executive Officer, (5) develop and implement regular evaluations by the Board of its performance, and (6) develop corporate governance guidelines applicable to the Company. The Committee will consider nominees for director recommended by stockholders. Any stockholder may recommend a prospective nominee for the Committee’s consideration by submitting in writing to the Company’s Secretary (at the Company’s address set forth above) the prospective nominee’s name and qualifications. The Nominating and Governance Committee held four meetings during fiscal year 2003.

The Stock Committee is comprised of director Lauer 1. This Committee approves, establishes the terms of and administers nonqualified stock options granted under the Company’s Omnibus Stock Plan

(1)	Mr. Rogerson has been appointed to the Stock Committee and as Chairman of that Committee, both to be effective December 31, 2003.

and administers the Company’s Employee Stock Purchase Plan, in each case with respect to eligible participants who are not officers of the Company. The Stock Committee held no meetings during fiscal year 2003, but took various actions by written consent.

     The Board of Directors held five meetings during fiscal year 2003.

     During fiscal year 2003, each director attended at least 75% of all meetings of the Board and committees of the Board of which the director was a member.

Director Compensation

Each director (other than the Chairman of the Board) who is not a Company employee is paid an annual retainer fee of $20,000 (which, effective as of the Annual Meeting, will increase to $30,000). Each non-employee director is also paid $1,000 for each Board and committee meeting attended (which, effective as of the Annual Meeting, will increase to $2,000 in the case of Board meetings attended in person). The director who chairs the Audit Committee of the Board is paid an additional annual retainer fee of $15,000. The directors who chair the Compensation and the Nominating and Governance Committees of the Board are each paid an additional annual retainer fee of $5,000.

Mr. Lauer, Chairman of the Board, will step down as Chief Executive Officer on December 31, 2003. He will thereafter continue to be an employee of the Company until his planned retirement as an employee on June 30, 2004. Until that date, he will receive a base salary at an annual rate of $200,000, will be eligible to continue to participate in benefit plans that are available generally to other employees, will be eligible to continue to participate in the Varian, Inc. Supplemental Retirement Plan, will continue to be provided with a Company-leased automobile, and will be reimbursed for financial planning and tax services, all to the same extent while he served as Chief Executive Officer. Effective July 1, 2004, following Mr. Lauer’s retirement as an employee, Mr. Lauer will be paid an annual retainer fee of $120,000 (in lieu of any other annual retainer, committee chair or attendance fees) as the non-employee Chairman of the Board, will no longer receive the benefits and perquisites that he received as an officer of the Company, and will no longer participate in benefit plans available only to employees of the Company.

Directors may elect to receive, in lieu of all or a portion of the foregoing fees, shares of the Company’s common stock based on the fair market value of the stock on the date the fees would have been paid. In addition, under the Company’s Omnibus Stock Plan, each director who is not a Company employee receives upon initial appointment or election to the Board a nonqualified stock option to acquire 10,000 shares of the Company’s common stock, and receives annually thereafter a nonqualified stock option to acquire 5,000 shares of the Company’s common stock. Pursuant to this provision of the Omnibus Stock Plan, Mr. Lauer will receive a nonqualified stock option to acquire 10,000 shares of common stock on July 1, 2004, the date he becomes a non-employee director; he will receive annually thereafter a nonqualified stock option to acquire 5,000 shares of common stock. All such stock options are granted with an exercise price equal to the fair market value of the Company’s common stock on the grant date, are vested and exercisable beginning on the grant date and have a ten-year term.

Each director is reimbursed for all reasonable out-of-pocket expenses that such director and his or her spouse incurs attending Board meetings and functions.

Mr. Rogerson, because he is a Company employee, will receive no compensation for his services as a director or as a member or chairman of the Stock Committee.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for directors. Under these guidelines, each non-employee director should own shares of Company stock with an aggregate market value equal to three times his or her annual cash retainer. Current directors have five years from when these guidelines were first adopted (in August 2003) to reach this stock ownership position. New directors will have five years from their initial appointment or election to reach this stock ownership position.

The Board of Directors recommends that you vote FOR
the election of Mr. McDonald and Mr. Moon as the Class II Directors.

PROPOSAL TWO — APPROVAL OF AMENDED AND RESTATED
MANAGEMENT INCENTIVE PLAN

     In 1999, the stockholders of Varian Associates, Inc., then the parent of the Company, approved the Varian, Inc. Management Incentive Plan (the “Plan”). Under the rules of Internal Revenue Code Section 162(m), the material terms of a bonus plan, such as the Plan, must be approved by stockholders every five years in order for certain bonus payments to be fully tax deductible to the Company. The material terms of the Plan that require stockholder approval are: the participants covered by the Plan; the objective performance goals described below; and the individual per performance period bonus limit of the lesser of 200% of base salary or $2 million. If these material terms are not approved by the Company’s stockholders, bonus payments may not be made under the Plan with respect to covered executives under Section 162(m).

Background

Under Section 162(m), the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its next four most highly compensated executive officers may be limited to the extent that it exceeds $1 million in any one year. The Company can deduct compensation in excess of that amount if it qualifies as “performance-based compensation” under Section 162(m). The Plan is intended to permit the Company to pay incentive compensation which qualifies as performance-based compensation, thereby permitting the Company to receive a federal income tax deduction for the payment of such incentive compensation.

Description of the Plan

The following paragraphs provide a summary of the principal features of the Plan and its operation. The following summary is qualified in its entirety by reference to the Plan document. The Plan document is attached as Exhibit A to this Proxy Statement.

Purpose of the Plan

The Plan is intended to motivate the Company’s key employees to increase stockholder value by (1) linking a portion of their cash compensation to the Company’s financial performance, (2) providing rewards for improving the Company’s financial performance, and (3) helping to attract and retain key employees.

Administration of the Plan

The Plan is administered by the Compensation Committee of the Board of Directors. The members of the Committee must qualify as “outside directors” under Section 162(m) (for purposes of qualifying the Plan as performance-based compensation under such section). Subject to the terms of the Plan, the Committee has the sole discretion to determine the key employees who will be granted awards, and the amounts, terms and conditions of each award. The Committee may delegate its authority to grant and administer awards to one or more officers or directors appointed by the Committee, but only with respect to awards that are not intended to qualify as performance-based compensation under Section 162(m).

Eligibility to Receive Awards

Eligibility for the Plan is determined in the discretion of the Committee. In selecting participants for the Plan, the Committee chooses key employees of the Company and its affiliates who are likely to have a significant impact on Company performance.

Awards and Performance Goals

Under the Plan, the Committee establishes (1) the performance goals which must be achieved in order for the participant to actually be paid an award and (2) a formula or table for calculating a participant’s award, depending upon how actual performance compares to the pre-established performance goals. A participant’s award will increase or decrease as actual performance increases or decreases. The Committee also determines the periods for measuring actual performance (the “performance period”). Performance periods may last as long as three fiscal years.

The Committee may set performance periods and performance goals which differ from participant to participant. For example, the Committee may choose performance goals based on either company-wide or business unit results, as deemed appropriate in light of the participant’s specific responsibilities. For purposes of qualifying awards as performance-based compensation under Section 162(m), the Committee will specify one or more of the following performance goals: EBIT, EBITA, EBITDA, Earnings Per Share, Net Income, Operating Cash Flow, Return on Assets, Return on Equity, Return on Sales, Revenue and Stockholder Return.

•	EBIT means the Company’s or a business unit’s income before reductions for interest and taxes.

•	EBITA means the Company’s or a business unit’s income before reductions for interest, taxes and acquisition-related intangible amortanization.

•	EBITDA means the Company’s or a business unit’s income before reductions for interest, taxes, depreciation and amortization.

•	Earnings Per Share means the Company’s or a business unit’s diluted earnings per share.

•	Net Income means the Company’s or a business unit’s income after taxes.

•	Operating Cash Flow means the Company’s or a business unit’s net cash provided by operating activities less net capital expenditures.

•	Return on Net Assets means the percentage equal to the Company’s or a business unit’s EBIT (but before incentive compensation), divided by the Company’s or the business unit’s average net assets.

•	Return on Equity means the percentage equal to the Company’s net income divided by average stockholders’ equity.

•	Return on Sales means the percentage equal to the Company’s or a business unit’s EBIT (but after incentive compensation), divided by the Company’s or the business unit’s revenue.

•	Revenue means the Company’s or a business unit’s net sales.

•	Stockholder Return means the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s Common Stock.

For any performance period, no participant may receive an award of more than the lesser of (1) 200% of the participant’s annualized salary rate on the last day of the performance period or (2) $2 million. Also, the total of all awards for any performance period cannot exceed 8% of the Company EBIT before incentive compensation for the most recent completed fiscal year of the Company; awards which would otherwise exceed this aggregate limit will be pro-rated so that the total does not exceed such limit.

Determination of Actual Awards

After the end of each performance period, a determination is made as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant is determined by applying the formula to the level of actual performance which was achieved. However, the Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Awards under the Plan are generally payable in cash or the Company’s Common Stock (issued under the Company’s Omnibus Stock Plan) within 120 days after the performance period during which the award was earned.

Awards under the Plan

Awards under the Plan are made at the discretion of the Committee.

For fiscal year 2004, the Committee has determined that actual awards to officers will be based on Company and/or business unit performance against pre-established goals for EBIT, Return on Sales and Operating Cash Flow. Because awards will be based on actual performance against these goals, and given that the Committee may reduce awards in its discretion, the actual awards that will be made for fiscal year 2004 or subsequent performance periods are not yet determinable.

However, the following table set forth target awards that would be payable to the executive officers and groups shown if the performance goals established by the Committee for fiscal year 2004 are exactly 100% achieved. There is no assurance that the pre-established performance goals will be achieved and therefore there is no assurance that the targets awards shown below actually will be paid. Actual awards could be less than the target awards shown if the performance goals established by the Committee are not achieved; and actual awards could be greater than the target awards shown if the performance goals established by the Committee are exceeded.

PLAN BENEFITS

Name and Position	Target Award for Fiscal Year 2004 ($)
Allen J. Lauer	Not eligible(1)
Chairman of the Board and Chief Executive Officer

Garry W. Rogerson	$405,000
President and Chief Operating Officer

G. Edward McClammy	224,025
Senior Vice President, Chief Financial Officer and Treasurer

A.W. Homan	173,160
Vice President, General Counsel and Secretary

C. Wilson Rudd	155,820
Vice President, Electronics Manufacturing

Executive Officers as a Group	1,411,262

Non-Executive Directors as a Group	Not eligible

Non-Executive Officer Employees as a Group	1,146,948

(1)	See footnote (1) on page 4.

Amendment and Termination of the Plan

The Board may amend or terminate the Plan at any time and for any reason.

Required Approval

In the event that stockholder approval of the material terms of the Plan is not obtained, (1) awards previously granted by the Company will remain valid and outstanding, and (2) the Company may continue to make additional awards under the Plan but not with respect to covered executives under Section 162(m).

The Board of Directors recommends that you vote FOR approval of the amended and restated Varian, Inc. Management Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 3, 2003 about the shares of the Company’s common stock that may be issued upon the exercise of options, warrants and rights under the Company’s equity compensation plans, which are the Omnibus Stock Plan (the “OSP”) and the Employee Stock Purchase Plan (the “ESPP”).

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders:

Omnibus Stock Plan	4,428,778	$20.65	1,315,519(1)
Employee Stock Purchase Plan	0(2)	—	733,736

Equity Compensation Plans Not Approved by Stockholders	N/A	N/A	N/A

Total	4,428,778	$20.65	2,049,255

(1)	Represents shares available for issuance pursuant to options, stock appreciation rights, restricted stock or performance share or performance unit awards under the OSP. Only 100,000 shares may be issued pursuant to restricted stock or performance share or performance unit awards over the life of the OSP.

(2)	Does not include 40,012 shares issued to participants in the ESPP on October 6, 2003 under the terms of the ESPP. These shares are not reflected in the table because the amount of shares to be purchased on October 6, 2003 was not determinable as of October 3, 2003.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of December 4, 2003 regarding beneficial ownership of the Company’s common stock by (a) each person who, to the Company’s knowledge, beneficially owned more than five percent of the outstanding shares of the Company’s common stock as of that date, (b) each of the executive officers named in the Summary Compensation Table on page 14, (c) each of the Company’s directors and director nominees, and (d) all executive officers, directors and director nominees as a group.

Name and Address (if applicable) of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Outstanding Shares(2)
Franklin Resources, Inc. One Franklin Parkway, San Mateo, CA 94403	4,563,982(3)	13.17%
Barclays Global Investors, N.A. 45 Fremont Street, 17th Floor, San Francisco, CA 94105	2,835,438(4)	8.18%
Allen J. Lauer Chairman of the Board and Chief Executive Officer	1,323,306(5)	3.69%
Garry W. Rogerson President and Chief Operating Officer	185,409(6)	—
G. Edward McClammy Senior Vice President, Chief Financial Officer and Treasurer	220,640(7)	—
A. W. Homan Vice President, General Counsel and Secretary	197,000(8)	—
C. Wilson Rudd Vice President, Electronics Manufacturing	169,455(9)	—
Richard U. De Schutter Director	21,500(10)	—
Conrad W. Hewitt Director	11,000(11)	—
John G. McDonald Director and Nominee	44,752(12)	—
Wayne R. Moon Director and Nominee	41,452(13)	—
Elizabeth E. Tallett Director	39,314(14)	—
All Executive Officers, Directors and Director Nominees as a Group (13 persons)	2,425,193(15)	6.57%

(1)	For purposes of this table, a person or group of persons is deemed to have beneficial ownership of shares of the Company’s common stock which such person or group has the right to acquire on or within 60 days after December 4, 2003. Unless otherwise indicated, to the Company’s knowledge the person named has sole voting and investment power, or shares voting and/or investment power with such person’s spouse, with respect to all shares beneficially owned by that person.

(2)	The percentage of outstanding shares is based on the 34,649,291 shares outstanding on December 4, 2003. However, for purposes of computing the percentage of outstanding shares of common stock beneficially owned by each person or group of persons, any shares which such person or group of persons has a right to acquire on or within 60 days of December 4, 2003 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of beneficial ownership of any other person. The percentage of outstanding shares of the Company’s common stock is only reported to the extent it exceeds one percent of the shares of the Company’s common stock outstanding on December 4, 2003.

(3)	As of September 30, 2003, based on a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on November 14, 2003 reporting that Franklin Resources, Inc. has shared investment discretion as to all such shares, has sole voting authority as to 4,010,100 of such shares and has no voting authority as to 553,882 of such shares.

(4)	As of September 30, 2003, based on a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on November 14, 2003 reporting that Barclays Global Investors, N.A. has sole investment discretion as to 53,872 of such shares, has defined investment discretion as to 2,781,566 of such shares, has sole voting authority as to 2,565,872 of such shares, and has no voting authority as to 269,566 of such shares.

(5)	Includes 1,225,966 shares which may be acquired on or within 60 days of December 4, 2003 by exercise of stock options granted under the Omnibus Stock Plan, and 97,340 shares held in a trust of which Mr. Lauer is co-trustee with his wife.

(6)	Includes 182,767 shares which may be acquired on or within 60 days of December 4, 2003 by exercise of stock options granted under the Omnibus Stock Plan.

(7)	Includes 218,000 shares which may be acquired on or within 60 days of December 4, 2003 by exercise of stock options granted under the Omnibus Stock Plan, and 2,000 shares held in a trust of which Mr. McClammy is co-trustee with his wife.

(8)	Represents shares which may be acquired on or within 60 days of December 4, 2003 by exercise of stock options granted under the Omnibus Stock Plan.

(9)	Includes 142,795 shares which may be acquired on or within 60 days of December 4, 2003 by exercise of stock options granted under the Omnibus Stock Plan.

(10)	Includes 20,000 shares which may be acquired on or within 60 days of December 4, 2003 by exercise of a stock option granted under the Omnibus Stock Plan.

(11)	Includes 10,000 shares which may be acquired on or within 60 days of December 4, 2003 by exercise of a stock option granted under the Omnibus Stock Plan.

(12)	Includes 40,952 shares which may be acquired on or within 60 days of December 4, 2003 by exercise of stock options granted under the Omnibus Stock Plan.

(13)	Includes 40,952 shares which may be acquired on or within 60 days of December 4, 2003 by exercise of stock options granted under the Omnibus Stock Plan.

(14)	Includes 38,214 shares which may be acquired on or within 60 days of December 4, 2003 by exercise of stock options granted under the Omnibus Stock Plan.

(15)	Includes 2,267,647 shares which may be acquired on or within 60 days of December 4, 2003 by exercise of stock options granted under the Omnibus Stock Plan, and 99,340 shares as to which voting and/or investment power is shared (see certain of the foregoing footnotes).

EXECUTIVE COMPENSATION INFORMATION

     This section reports certain information with respect to compensation paid by the Company to its chief executive officer and four other most highly compensated executive officers and compensatory arrangements with those executive officers.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options/SARs (#)(2)	All Other Compensation ($)(3)
Allen J. Lauer	2003	$627,289	$248,400	$12,888	100,000	$110,730
Chairman of the Board	2002	600,000	778,200	17,252	155,000	91,308
and Chief Executive Officer	2001	586,540	510,660	12,134	145,000	116,281

Garry W. Rogerson	2003	301,154	105,060	12,115	50,000	31,074
President and	2002	255,385	185,705	11,209	33,000	29,610
Chief Operating Officer	2001	229,136	193,048	15,693	30,000	29,240

G. Edward McClammy	2003	292,885	87,000	11,168	30,000	36,333
Senior Vice President, Chief	2002	275,386	272,370	10,725	33,000	32,317
Financial Officer and Treasurer	2001	260,962	169,156	10,681	36,000	31,263

A. W. Homan	2003	222,571	66,600	12,238	21,000	29,657
Vice President, General	2002	210,982	209,141	10,989	24,000	20,004
Counsel and Secretary	2001	205,592	134,049	11,537	24,000	30,742

C. Wilson Rudd	2003	198,155	253,781	11,339	21,000	29,318
Vice President,	2002	187,540	259,065	11,223	24,000	17,268
Electronics Manufacturing	2001	180,115	60,060	10,158	21,000	24,114

(1)	Consists of amounts reimbursed for the payment of taxes on income imputed for certain perquisites.

(2)	Consists of shares of the Company’s common stock that may be acquired by exercise of nonqualified stock options granted under the Company’s Omnibus Stock Plan.

(3)	Consists of (a) Company contributions or credits in fiscal years 2003, 2002 and 2001, respectively, to retirement plan and supplemental retirement plan accounts (Mr. Lauer, $106,561, $87,147 and $112,120; Mr. Rogerson, $28,594, $27,464 and $27,319; Mr. McClammy, $34,726, $30,770 and $29,799; Mr. Homan, $29,647, $19,987 and $30,725; and Mr. Rudd, $27,686, $15,688 and $22,592); and (b) Company-paid premiums in fiscal years 2003, 2002 and 2001, respectively, for group term life insurance (Mr. Lauer, $4,169, $4,161 and $4,161; Mr. Rogerson, $2,480, $2,146 and $1,921; Mr. McClammy, $1,607, $1,547 and $1,464; Mr. Homan, $10, $17 and $17; and Mr. Rudd, $1,632, $1,580 and $1,522).

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Allen J. Lauer	100,000	19.22%	$31.66	11/05/12	$1,991,080	$5,045,789
Garry W. Rogerson	50,000	9.61%	31.66	11/05/12	995,540	2,522,894
G. Edward McClammy	30,000	5.77%	31.66	11/05/12	597,324	1,513,737
A. W. Homan	21,000	4.04%	31.66	11/05/12	418,127	1,059,616
C. Wilson Rudd	21,000	4.04%	31.66	11/05/12	418,127	1,059,616

(1)	Consists of nonqualified stock options to acquire the Company’s common stock, which stock options were granted under the Omnibus Stock Plan at an exercise price equal to the closing market price of the Company’s stock on the grant date, become exercisable over three years at the rate of approximately one-third each year (except in the case of Mr. Lauer, whose option became exercisable one year after the grant date) and expire ten years from the grant date. Payment of the exercise price may be made by delivery of already-owned shares.

(2)	The 5% and 10% assumed annual rates of stock price appreciation would result from per share prices of $51.57 and $82.12, respectively. These assumed rates are not intended to represent a forecast of possible future appreciation of the Company’s stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Allen J. Lauer	0	$0	1,173,782	251,666	$21,622,949	$1,034,631
Garry W. Rogerson	12,000	415,618	145,100	82,000	2,477,940	280,280
G. Edward McClammy	0	0	195,000	64,000	3,465,390	238,480
A. W. Homan	10,950	320,319	174,000	45,000	3,324,545	171,730
C. Wilson Rudd	0	0	150,359	44,000	2,737,631	171,730

(1)	Based on the $33.75 per share closing price of the Company’s common stock on October 3, 2003.

OTHER COMPENSATORY ARRANGEMENTS

Retirement Arrangement

Mr. Lauer, Chairman of the Board, will step down as Chief Executive Officer on December 31, 2003. He will thereafter continue to be an employee of the Company until his planned retirement as an employee on June 30, 2004. Until that date, he will receive a base salary at an annual rate of $200,000, will be eligible to continue to participate in benefit plans that are available generally to other employees, will be eligible to continue to participate in the Varian, Inc. Supplemental Retirement Plan, will continue to be provided with a Company-leased automobile, and will be reimbursed for financial planning and tax services, all to the same extent while he served as Chief Executive Officer. Effective July 1, 2004, following Mr. Lauer’s retirement as an employee, Mr. Lauer will receive an annual retainer fee of $120,000 (in lieu of any other annual retainer, committee chair or attendance fees) as the non-employee Chairman of the Board, will no longer receive the benefits and perquisites that he received as an officer of the Company, and will no longer participate in benefit plans available only to employees of the Company.

Change in Control Agreements

The Board of Directors has approved Change in Control Agreements (the “Agreements”) between the Company and the five executive officers named in the Summary Compensation Table on page 14 which provide for the payment of specified compensation and benefits upon certain terminations of their employment following a change in control of the Company. A change in control of the Company is defined in each Agreement to occur if (a) any individual or group becomes the beneficial owner of 30% or more of the combined voting power of the Company’s outstanding securities, (b) “continuing directors” (defined as the directors of the Company as of the date of the Agreement and any successor to any such directors who was nominated by a majority of the directors in office at the time of his nomination or selection and who is not associated in any way with an individual or group who is a beneficial owner of more than 10% of the combined voting power of the Company’s outstanding securities) cease to constitute at least a majority of the Board of Directors, (c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company in which the Company’s stockholders do not own more than 50% of the combined voting power of the Company or other corporation resulting from such transaction, or (d) all or substantially all of the Company’s assets are sold, liquidated or distributed. In their respective Agreements, the named executive officers agreed to not voluntarily leave the Company’s employ during a tender or exchange offer, proxy solicitation in opposition to the Board of Directors or other effort by any party to effect a change in control of the Company. This is intended to assure that management will continue to act in the best interests of the Company’s stockholders rather than be affected by personal uncertainties during any attempt to effect a change in control of the Company, and to enhance the Company’s ability to attract and retain executives.

Each Agreement provides that if within 18 months after a change in control the Company terminates the executive’s employment other than by reason of his death, disability, retirement or for cause, or the executive officer terminates his employment for “good reason,” the executive will receive a lump sum severance payment equal to 2.99 (in the case of Mr. Lauer1) or 2.5 (in the case of Messrs. Rogerson1, McClammy, Homan and Rudd) times the executive’s annual base salary and highest annual

(1)	Effective December 31, 2003, when Mr. Rogerson becomes Chief Executive Officer, his Agreement will be amended and restated to provide the same severance payment under the same circumstances as described above for Mr. Lauer. On that date, Mr. Lauer’s Agreement will terminate.

and multi-year bonuses paid to him in any of the three years ending prior to the date of termination. “Good reason” is defined in each Agreement as any of the following that occurs after a change in control of the Company: certain reductions in compensation; certain material changes in employee benefits and perquisites; a change in the site of employment; the Company’s failure to obtain the written assumption by its successor of the obligations set forth in the Agreement; attempted termination of employment on grounds insufficient to constitute a basis of termination for cause under the terms of the Agreement; or the Company’s failure to promptly make any payment required under the terms of the Agreement in the event of a dispute relating to employment termination. In the case of Mr. Lauer1, “good reason” is defined also to exist if he is not appointed as chief executive officer of the combined or acquiring entity. In the cases of Messrs. Rogerson1, McClammy and Homan, “good reason” is defined also to exist if they are not given “an equivalent position” as defined in their Agreements. In the case of Mr. Rudd, “good reason” is defined also to exist if there is a material change in duties and a material reduction in authority and responsibility.

     Each Agreement provides that upon termination or resignation occurring under the circumstances described above, the executive officer will receive a continuation of all insurance and other benefits on the same terms as if he remained an employee (or equivalent benefits will be provided) until the earlier to occur of (a) commencement of substantially equivalent full-time employment with a new employer or (b) 24 months after the date of termination of employment with the Company. Each Agreement also provides that all stock options granted by the Company become exercisable in full according to their terms, and that restricted stock (if any) be released from all restrictions. Each Agreement further provides that in the event that any payments and benefits received by the executive officer from the Company subject that person to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, the executive officer will be entitled to receive an additional payment so as to place the executive officer in the same after-tax economic position as if such excise tax had not been imposed.

(1)	Effective December 31, 2003, when Mr. Rogerson becomes Chief Executive Officer, his Agreement will be amended and restated to provide the same severance payment under the same circumstances as described above for Mr. Lauer. On that date, Mr. Lauer’s Agreement will terminate.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

Philosophy and Overview

The Compensation Committee of the Board of Directors is responsible for determining the compensation to be paid and the benefits to be provided to the Company’s executive officers.

The Committee’s general philosophy is that executive officer compensation should promote stockholder returns by linking compensation with an appropriate balance of near- and long-term objectives and strategies; be competitive within the Company’s industry and community; and attract, retain, motivate and reward individuals with the experience and skills necessary to promote the Company’s success.

To achieve these objectives, the Committee maintained an executive compensation program in fiscal year 2003 that consisted of three basic elements: base salary; near-term incentives in the form of annual cash bonuses; and long-term incentives in the form of nonqualified stock options. The Committee retained an executive compensation consultant who prepared a comprehensive executive compensation evaluation, including executive compensation practices relative to the Committee’s philosophy, the strength of the Company’s pay-for-performance relationship relative to certain peer companies, the competitiveness and sustainability of the Company’s stock option program, and a competitive market assessment of compensation for each of the Company’s executive officers using published survey data and executive compensation data for (a) twelve scientific instruments, vacuum and electronics manufacturing companies, and (b) eleven Silicon Valley technology companies of similar size (which companies might or might not be included in the indexes set forth in the performance graph that follows this report).

Base Salaries

Annual base salaries are designed primarily to attract and retain executives, and are intended to contribute less to total compensation than incentive-based compensation. After consideration of competitive market data provided and analyzed by the Committee’s compensation consultant, the Committee determined for fiscal year 2003 to increase the base salaries of the Company’s executive officers to generally fall between the 25th and 50th percentiles of the market composite data, resulting in salary adjustments between 3% and 4.5% (except in the case of Garry W. Rogerson, whose salary was increased by 15% in connection with his promotion to the position of President and Chief Operating Officer in November 2002).

Cash Bonuses

Cash bonuses are intended to motivate executive officers to achieve pre-determined near-term financial objectives consistent with the Company’s overall business strategies. For fiscal year 2003, the Committee determined that executive officer cash bonuses under the Company’s stockholder-approved

(1)	The information provided in this report of the Compensation Committee, under the heading Company Stock Price Performance on page 22 and under the heading Report of the Audit Committee of the Board of Directors on page 23 are not deemed to be “soliciting material” or “filed” or incorporated by reference in any filings by the Company with the Securities and Exchange Commission, except to the extent the Company specifically incorporates that information by reference.

Management Incentive Plan (the “MIP”) should be based on Company and/or business segment performance during the fiscal year against pre-determined objectives for earnings before interest and taxes (“EBIT”), return on sales (“ROS”) and operating cash flow (“Cash Flow”) or cash cycle (accounts receivable days outstanding plus days to turn inventory, less accounts payable days outstanding, “Cash Cycle”), the targets for which were determined by the Committee after consideration of historical and budgeted EBIT, ROS and Cash Flow or Cash Cycle. In the case of four executive officers with business unit responsibilities, the Committee also established certain individual objectives, related to certain business strategies, for fiscal year 2003 which could have resulted in awards otherwise earned based on EBIT, ROS and Cash Flow or Cash Cycle to be increased by up to 10% (subject to the maximum award permitted under the Plan) or reduced by up to 10%, in the sole discretion of the Committee.

Under the MIP payout formula for fiscal year 2003, the bonus to the CEO could have ranged from zero to 200% of his annual base salary, depending on the EBIT, ROS and Cash Flow achieved. In the case of other executive officers, bonuses could have ranged from zero to 187% of annual base salary, depending on the EBIT, ROS and Cash Flow or Cash Cycle achieved, the pre-determined participation level for that executive officer and, in the case of four executive officers, individual performance against pre-determined objectives. The participation level for each executive officer (including the CEO) was determined by the Committee after consideration of the executive officer’s relative position and responsibilities, base salary and potential minimum, target and maximum award, targeted total cash compensation and the competitive market data included in the report from the Committee’s compensation consultant (although the Committee did not place any particular weight on any particular data).

Stock Options

Stock options are intended to provide long-term incentives for executive officers to promote stockholder value. Nonqualified stock options granted to executive officers under the Company’s stockholder-approved Omnibus Stock Plan have an exercise price equal to the market price of the Company’s stock on the grant date, generally vest in equal installments over three years assuming continued employment and expire at the end of ten years. Stock options therefore compensate executive officers only if the Company’s stock price increases after the date of grant and the executive officer remains employed for the periods required for the stock option to become exercisable.

The Committee is sensitive to the dilutive impact of stock options. However, the Committee believes that stock options, appropriately used, provide an effective means of linking executive compensation to stockholder returns and retaining and rewarding executives who increase stockholder value. In fiscal year 2003, after consideration of shares available for grant under the Omnibus Stock Plan and general equity compensation practices of other companies as reflected in the competitive market data collected and analyzed by the Committee’s executive compensation consultant, the Committee determined to grant stock options to executive officers in the aggregate equal to 0.77% of total shares then outstanding. The Committee believes that this reflects an appropriate balance between stockholders’ interest in dilution and stockholders’ interest in retaining and rewarding executive officers who increase stockholder value.

Individual executive officer grants in fiscal year 2003 were determined by the Committee after determination of the total number of stock option shares to use for executive compensation purposes, consideration of each executive officer’s relative position and responsibilities, total direct compensation using a Black-Scholes stock option value, the long-term incentive multiple of base salary that the stock option value would represent, and competitive market data collected and analyzed by the Committee’s compensation consultant (although the Committee did not place any particular weight on any particular data).

Other Compensation

In order to attract and retain talented executive officers, the Committee has also approved arrangements providing executive officers with certain perquisites, such as use of a Company-leased automobile, reimbursement for taxes on income imputed for their personal use of that automobile, reimbursement for tax planning and return preparation and financial counseling services, and reimbursement for an annual medical examination. In addition, in order to compensate for retirement contributions that could not be made to executive officers’ qualified retirement plan accounts due to Internal Revenue Code limitations, executive officers are eligible to receive Company retirement contributions and may defer cash compensation to unfunded Supplemental Retirement Plan accounts, which contributions and deferred compensation accrue interest at a market rate.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally provides that publicly-held corporations may not deduct in any taxable year certain compensation in excess of $1,000,000 paid to the chief executive officer and the next four most highly compensated executive officers. In February 1999, the Company’s Omnibus Stock Plan and Management Incentive Plan were approved by the stockholders of Varian Associates, Inc. in order for awards under those Plans to be eligible for continued tax deductibility. However, the Committee considers one of its primary responsibilities to be structuring a compensation program that will attract, retain, motivate and reward executives with the experience, skills and proven ability to maximize stockholder returns. Accordingly, the Committee believes that the Company’s interests are best served in some circumstances by providing compensation (such as salary and perquisites), granting discretionary cash bonuses (which the Committee did in the case of one executive officer) or establishing subjective individual performance objectives that might result in such compensation being subject to the tax deductibility limitation of Section 162(m). The Company did not pay any compensation for fiscal year 2003 that will not be deductible due to Section 162(m).

CEO Compensation

The Committee followed the same philosophy and programs described above in determining fiscal year 2003 compensation for Mr. Lauer, the Company’s Chief Executive Officer. After considering competitive market data provided by the Committee’s compensation consultant, which data showed that Mr. Lauer’s base salary fell between the 50th and 75th percentiles of the market composite data, the Committee determined to increase Mr. Lauer’s annual base salary during fiscal year 2003 by 3.5% (the first adjustment to his salary in two years).

Mr. Lauer participated in the MIP as described above for fiscal year 2003. Mr. Lauer’s targeted cash bonus for that period was determined by the Committee after consideration of the consultant’s report and other factors described above. Fiscal year 2003 EBIT, ROS and Cash Flow relative to the pre-determined targets and payout formula resulted in Mr. Lauer earning a cash bonus of $248,400 based on achievement relative to those targets of 40%.

The Committee also approved granting to Mr. Lauer a 100,000-share nonqualified stock option in fiscal year 2003. That option was granted with an exercise price equal to the closing market price of the Company’s stock on the grant date, and has a term of ten years. In anticipation of Mr. Lauer’s possible retirement in 2003, and in order to encourage him to stay until such time, the Committee determined that all these option shares should vest on November 5, 2003 as long as he did not retire before that date. The number of option shares granted was determined based on the considerations, consultant’s report and methodology described above.

Stock Ownership Guidelines

To further align management and stockholder interests, the Committee has adopted stock ownership guidelines for the CEO and certain other executive officers. Under these guidelines, the CEO is expected to own shares of Company stock with an aggregate market value equal to three times his annual base salary; the other executive officers are expected to own shares with an aggregate market value equal to the officer’s annual base salary. The executive officers have five years from when these guidelines were first adopted (in November 2003) to reach these stock ownership positions.

Elizabeth E. Tallett (Chairman)
Richard U. De Schutter
Conrad W. Hewitt
John G. McDonald
Wayne R. Moon

COMPANY STOCK PRICE PERFORMANCE

The following graph compares the cumulative total return of the Company’s common stock with the Dow Jones Technology Sector Index and the Standard & Poor’s MidCap 400 Index. The comparison covers the period from the commencement of trading in the Company’s stock on March 24, 1999 through the end of the Company’s fiscal year 2003 on October 3, 2003. The graph assumes that the value of the investment in the Company’s common stock and in each index on March 24, 1999 was $100, and assumes reinvestment of dividends (although the Company has paid no dividends). The comparisons in this graph are not intended to represent a forecast of possible future performance of the Company’s common stock or stockholder returns.

COMPARISON OF CUMULATIVE TOTAL RETURN BETWEEN THE COMPANY AND
THE DOW JONES TECHNOLOGY SECTOR INDEX, AND
THE STANDARD & POOR’S MIDCAP 400 INDEX

	March 24, 1999	October 1, 1999	September 29, 2000	September 28, 2001	September 27, 2002	October 3, 2003
Varian, Inc.	$100	$152	$372	$220	$253	$292
Dow Jones Technology Sector Index	100	129	174	59	41	67
Standard & Poor’s MidCap 400 Index	100	107	154	125	119	151

Source: Research Data Group, Inc.

AUDIT COMMITTEE

AUDIT COMMITTEE CHARTER

Attached as Exhibit B to this Proxy Statement is the current Charter of the Audit Committee of the Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The primary purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements, as further detailed in the Committee’s Charter attached as Exhibit B to this Proxy Statement.

The Company’s management is responsible for the integrity of the Company’s financial statements, as well as its accounting and financial reporting process and internal controls for compliance with applicable accounting standards, laws and regulations. The Company’s independent accountants, PricewaterhouseCoopers LLP (“PwC”), are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and expressing an opinion in their report on those financial statements.

The Audit Committee is responsible for monitoring and reviewing these processes, as well as the independence and performance of the Company’s independent accountants. The Audit Committee does not conduct auditing or accounting reviews or procedures. The Audit Committee has relied in undertaking its monitoring and review responsibilities, without independent verification, on management’s representation that the financial statements have been prepared with integrity and in conformity with generally accepted accounting procedures in the U.S. and on the independent accountants’ representations included in their report on the Company’s financial statements.

The Audit Committee reviewed and discussed with management the Company’s audited financial statements for fiscal year 2003. The Committee discussed with the Company’s independent accountants, PwC, the matters required to be discussed by the Codification of Statements on Auditing Standards 61, Communication with Audit Committees (as modified or supplemented). In addition, the Audit Committee received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with PwC its independence from the Company, and considered whether the providing of non-audit services to the Company by PwC is compatible with maintaining PwC’s independence.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2003.

John G. McDonald (Chairman)
Richard U. De Schutter
Conrad W. Hewitt
Wayne R. Moon
Elizabeth E. Tallett

AUDIT COMMITTEE FINANCIAL EXPERT

     The Company’s Board of Directors has determined that Conrad W. Hewitt, a director and member of the Audit Committee of the Board of Directors, qualifies as an “audit committee financial expert” as that term is defined by applicable Securities and Exchange Commission regulations. Mr. Hewitt is deemed to be “independent” under applicable NASDAQ Stock Market rules and Securities and Exchange Commission regulations.

INDEPENDENT ACCOUNTANTS

It is contemplated that PricewaterhouseCoopers LLP (“PwC”) will be selected to serve as the Company’s independent accountants for fiscal year 2004. PwC also served as the Company’s independent accountants for fiscal year 2003. A representative of PwC is expected to attend the Annual Meeting, will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions from stockholders.

Audit Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for professional services rendered by PwC for the audit of the Company’s annual financial statements and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for those fiscal years:

Fiscal Year 2003 $878,000

Fiscal Year 2002 $736,000

Audit-Related Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for (1) financial accounting and reporting services, and (2) acquisition-related services, in each case rendered by PwC and that were reasonably related to the performance of the audit or review of the Company’s financial statements but are not included in the audit fees reported above:

Fiscal Year 2003 $12,000

Fiscal Year 2002 $33,000

Tax Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for (1) U.S. Federal, state and local tax planning, advice and compliance services, (2) international tax planning, advice and compliance services, (3) expatriate tax planning, advice and compliance services rendered by PwC, and (4) transfer pricing services:

Fiscal Year 2003 $423,000

Fiscal Year 2002 $400,000

All Other Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for services provided by PwC that are not included in the services reported above, which services related to governmental grant and subsidized loan programs:

Fiscal Year 2003 $17,000

Fiscal Year 2002 $20,000

Audit Committee Policies and Procedures on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted policies and procedures requiring that the Company obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by PwC as the Company’s independent accountants. Pre-approval is generally granted on a fiscal year basis, is detailed as to the particular service or category of services to be provided and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for pre-approved services are reported to the Committee on a quarterly basis.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s securities, file reports of ownership and changes in ownership of Company securities with the Securities and Exchange Commission. Based solely on the Company’s review of the reporting forms and written representations received by it from such directors and executive officers, the Company believes that during fiscal year 2003, and during prior fiscal years (except as previously reported), all reporting requirements applicable to directors, executive officers and ten percent stockholders were timely satisfied.

By Order of the Board of Directors

                       A.W. Homan
                          Secretary

December 23, 2003
Palo Alto, California

Exhibit A

VARIAN, INC.
MANAGEMENT INCENTIVE PLAN
 (as amended and restated effective November 10, 2003)

SECTION 1
BACKGROUND, PURPOSE AND DURATION

1.1 Effective Date. The Plan, as amended and restated, is effective as of November 10, 2003, subject to the approval of the amended and restated Plan by a majority of the shares of the Company’s common stock which are present in person or by proxy and entitled to vote at the 2004 Annual Meeting of Stockholders of the Company.

1.2. Purpose of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company and its business units. The Plan is intended to permit the grant of awards that qualify as performance-based compensation under section 162(m) of the Code.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.5 to reduce the award otherwise determined by the Payout Formula.

2.2 “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Base Salary” means as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.6 “Committee” means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

2.7 “Company” means Varian, Inc., a Delaware corporation, or any successor thereto.

2.8 “EBIT” means as to any Performance Period, the Company’s or a business unit’s income before reductions for interest and taxes, determined in accordance with generally accepted accounting principles.

2.9 “EBITA” means as to any Performance Period, the Company’s or a business unit’s income before reductions for interest, taxes and acquisition-related intangible amortization, determined in accordance with generally accepted accounting principles.

2.10 “EBITDA” means as to any Performance Period, the Company’s or a business unit’s income before reductions for interest, taxes, depreciation and amortization, determined in accordance with generally accepted accounting principles.

2.11 “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s diluted earnings per share, determined in accordance with generally accepted accounting principles.

2.12 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.13 “Fiscal Year” means any fiscal year of the Company.

2.14 “Maximum Award” means as to any Actual Award to any Participant for any Performance Period, the lesser of two hundred percent (200%) of Base Salary or $2 million.

2.15 “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes, determined in accordance with generally accepted accounting principles.

2.16 “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s net cash provided by operating activities, determined in accordance with generally acceptable accounting principles, less net capital expenditures.

2.17 “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.18 “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.19 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) EBIT, (b) EBITA, (c) EBITDA, (d) Earnings Per Share, (e) Net Income, (f) Operating Cash Flow, (g) Return on Net Assets, (h) Return on Equity, (i) Return on Sales, (j) Revenue, and (k) Shareholder Return. The Performance Goals may differ from Participant to Participant and from award to award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants. “Determination Date” means the latest possible date that will not jeopardize a Target Award’s qualification as performance-based compensation under section 162(m) of the Code.

2.20 “Performance Period” means any fiscal period not to exceed three consecutive Fiscal Years, as determined by the Committee in its sole discretion.

2.21 “Plan” means the Varian, Inc. Management Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.22 “Return on Net Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s EBIT before incentive compensation, divided by the Company’s or business unit’s average net assets, determined in accordance with generally accepted accounting principles.

2.23 “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

2.24 “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s EBIT (after incentive compensation), divided by the Company’s or the business unit’s, as applicable, Revenue, determined in accordance with generally accepted accounting principles.

2.25 “Revenue” means as to any Performance Period, the Company’s or a business unit’s net sales, determined in accordance with generally accepted accounting principles.

2.26 “Shareholder Return” means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

2.27. “Shares” means shares of the Company’s common stock, $.01 par value.

2.28. “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 Selection of Participants. The Committee, in its sole discretion, shall select the Employees of the Company who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Periods.

3.2 Determination of Performance Goals. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

3.3 Determination of Target Awards. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4 Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, no Participant’s Actual Award under the Plan may exceed his or her Maximum Award.

3.5 Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine what Actual Award, if any, will be paid in the event of a termination of employment prior to the end of the Performance Period. The total aggregate Actual Awards under the Plan with respect to any Performance Period shall not exceed eight percent (8%) of the Company’s EBIT (but before incentive compensation) for the most recent completed Fiscal Year. If the total aggregate Actual Awards with respect to a Performance Period would exceed this aggregate limit, all such Actual Awards shall be pro-rated on an equal basis among all Participants according to a formula established by the Committee.

SECTION 4
PAYMENT OF AWARDS

4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment. Payment of each Actual Award shall be made within 120 days after the end of the Performance Period during which the Award was earned.

4.3 Form of Payment. Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in stock granted under the Company’s Omnibus Stock Plan. The number of Shares granted shall be determined by dividing the cash amount foregone by the fair market value of a Share on the date that the cash payment otherwise would have been made. For this purpose, “fair market value” shall mean the closing price on the Nasdaq National Market for the day in question.

4.4 Payment in the Event of Death. If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Award shall be paid to his or her estate.

SECTION 5
ADMINISTRATION

5.1 Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

5.2 Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

5.3 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under section 162(m) of the Code.

SECTION 6
GENERAL PROVISIONS

6.1 Tax Withholding. The Company shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including the Participant’s FICA obligation).

6.2 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3 Participation. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

6.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5 Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

6.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

6.7 Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.8 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 7
AMENDMENT, TERMINATION AND DURATION

7.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8
LEGAL CONSTRUCTION

7.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

7.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

73 Requirements of Law. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

7.4 Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

7.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

IN WITNESS WHEREOF, Varian, Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

VARIAN, INC.

Dated: November 10, 2003	By: /s/ Robert R. Christofk II
Name: Robert R. Christofk II Title:Vice President, Human Resources

Exhibit B

CHARTER OF THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF VARIAN, INC.
(as amended and restated on November 10, 2003)

I.	Committee Purpose

The primary purpose of the Audit Committee (the “Committee”) of the Board of Directors of Varian, Inc. (the “Company”) is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements.

II.	Committee Composition and Meetings

The Committee shall have a minimum of three members, each of whom shall be a member of the Board of Directors and meet the qualification and independence requirements of The Nasdaq Stock Market, Inc. and applicable law. Members of the Committee shall be appointed by and serve at the discretion of the Board of Directors, which shall also appoint the Committee’s Chairman.

The Committee shall meet regularly as necessary to fulfill its responsibilities. Special meetings may be called by the Chairman of the Committee or the Chairman of the Board. The Committee may also take action by unanimous written consent of its members. The Committee may delegate any of its responsibilities to a subcommittee comprised solely of a member or members of the Committee. At any meeting of the Committee or a subcommittee of the Committee, the presence of one-half of its members then in office shall constitute a quorum for the transaction of business; and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee or subcommittee.

Except as the Committee may otherwise decide in its discretion, Committee meetings shall be attended by the Company’s Chief Executive Officer, Chief Financial Officer, Controller, Internal Audit Director and General Counsel and a representative of the Company’s independent accountants. The Committee may request that any other director, officer or employee of the Company or any of the Company’s external legal counsel, independent accountants, compensation consultants or other consultants or advisors attend a Committee meeting or meet with any member of the Committee or its advisors. The Committee shall have the authority to retain and terminate, at the Company’s expense, legal counsel, accountants or other consultants or advisors, as the Committee determines necessary to carry out its duties. The Committee may meet with any person in executive session, and shall meet in executive sessions as directed below.

The Company shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, for payment of (a) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services to the Company, (b) compensation to any advisors employed by the Committee as permitted by this Charter, and (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

III.	Committee Responsibilities

A.    Independent Accountants.    The Committee shall:

1.	Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm shall report directly to the Committee, all as and to the extent required under applicable rules of The Nasdaq Stock Market, Inc. or SEC rules;

2.	Be directly responsible for resolution of any disagreements between the Company’s management and the independent accountants;

3.	Approve in advance any audit, audit-related and non-audit services to be provided to the Company by the independent accountants;

4.	Approve in advance the independent accountants’ audit plan and audit services;

5.	Review and confirm the independent accountants’ independence from the Company, including by (a) obtaining from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard 1, (b) discussing with the independent accountants any disclosed relationships or services that might impact the independent accountants’ objectivity and independence, and (c) reviewing at least annually fees paid to the independent accountants for audit and non-audit services;

6.	Evaluate regularly the independent accountants’ performance;

7.	Receive from the independent accountants timely reports on (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants, and (c) other material written communications between the independent accountants and the Company’s management, such as any management letter or schedule of unadjusted differences;

8.	Review regularly with the independent accountants the quality of the Company’s accounting and reporting principles and practices and any significant issues;

9.	Review regularly with the independent accountants significant accounting developments and pronouncements; and

10.	Meet regularly in executive session with a representative of the Company’s independent accountants.

B.    Internal Audit.    The Committee shall:

1.	Be responsible for the oversight of the Company’s internal audit function, including its organization, activities and effectiveness;

2.	Approve the Company’s internal audit plan and receive reports on a regular basis regarding progress against that plan;

3.	Review significant issues raised in the internal audit program, and any matters involving fraud, illegal acts or significant deficiencies in internal controls; and

4.	Meet regularly in executive session with the Company’s Internal Audit Manager or Director.

C.    Financial Reporting.    The Committee shall:

1.	Review with management and the independent accountants significant financial reporting issues, among other items recent professional and regulatory pronouncements, revenue recognition, significant reserves, off-balance sheet items, the impact of derivative transactions and special-purposes entities;

2.	Approve all related-party transactions (as defined by rules of The Nasdaq Stock Market, Inc.) between the Company or any its subsidiaries and any Company directors or nominee for director, Company executive officer, beneficial owner of more than five percent of the Company’s outstanding securities, or members of the immediate family of any of the foregoing persons;

3.	Review in advance with the Company’s management and independent accountants the quarterly press release reporting the Company’s financial results;

4.	Review with the Company’s management and independent accountants the audited financial statements to be included in the Company’s Annual Reports on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K), including the selection, application and disclosure of critical accounting policies and other significant issues and items, and the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees; and

5.	Review with the Company’s management and independent accountants the interim financial data to be reported in the Company’s Quarterly Reports on Form 10-Q, including the selection, application and disclosure of critical accounting policies and other significant issues and items, and the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, and recommend to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K.

D.	Other Responsibilities. The Committee shall:

1.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees regarding questionable accounting or auditing matters;

2.	Review with the Company’s General Counsel legal matters that could have a significant impact on the Company’s financial statements or results of operations;

3.	Approve in advance the engagement of any independent accountants other than the Company’s principal independent accountants to perform statutory audit services.

4.	Review at least annually the adequacy of this Charter, and recommend to the Board of Directors any proposed changes to this Charter;

5.	Prepare the report of the Committee required to be included in the Company’s annual proxy statement; and

6.	Perform other responsibilities as directed by the Board of Directors.

VARIAN, INC. 3120 HANSEN WAY PALO ALTO, CA 94304	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Varian, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	VARIAN	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
VARIAN, INC. The Board of Directors Recommends a vote "FOR" Proposal One and a Vote "FOR" Proposal Two. Vote On Directors
Proposal One:	Election of Directors
	Nominees: 01) John G. McDonald 02) Wayne R. Moon	For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's name on the line below.
		☐	☐	☐
					FOR	AGAINST	ABSTAIN
Vote On Proposal
Proposal Two:	Approval of Amended and Restated Management Incentive Plan				☐	☐	☐

Please sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should so indicate and insert their titles.
For address changes and/or comments, please check this box and write them on the back where indicated ☐

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date

VARIAN, INC.

ANNUAL MEETING OF STOCKHOLDERS

     February 4, 2004
6:00 P.M.
3120 Hansen Way
Palo Alto, California

Varian, Inc. is easily accessible from Highway 101 and from Interstate 280.
· From Highway 101, exit Embarcadero Road/Oregon Expressway. Follow Oregon Expressway (which becomes Page Mill Road after it crosses El Camino Real). At the second light past El Camino Real, make a left turn onto Hansen Way. Varian, Inc. is located on the right.
· From Interstate 280, exit Page Mill Road EAST. Follow Page Mill Road for a few miles until it crosses Hanover Street. At the first light past Hanover Street, make a right turn onto Hansen Way. Varian, Inc. is located on the right.

Proxy

VARIAN, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – FEBRUARY 4, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Varian, Inc. hereby constitutes and appoints Allen J. Lauer and Arthur W. Homan, and each of them, proxies and attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, to vote all of the shares of Common Stock of Varian, Inc. standing in the name of the undersigned, at the Annual Meeting of Stockholders of Varian, Inc. to be held at the principal executive offices of Varian, Inc., 3120 Hansen Way, Palo Alto, California, on February 4, 2004, at 6:00 p.m., local time, and at any adjournment or postponement thereof.

     Unless a contrary instruction is provided, this Proxy will be voted FOR the nominees for Class II directors listed in Proposal One, FOR Proposal Two and in accordance with the judgment of the proxies as to the best interests of the Company on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. If specific instructions are provided below, this Proxy will be voted in accordance therewith.

Address Changes/Comments: ________________________________________________________________

__________________________________________________________________________________________

__________________________________________________________________________________________

(If you noted Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
POSTAGE-PAID RETURN ENVELOPE

SEE REVERSE SIDE

     (Continued and to be Signed on Reverse Side)